Exhibit 99.1
Blackbaud, Inc. Announces Fourth Quarter and Full Year 2006 Results and First Quarter 2007 Dividend
CHARLESTON, S.C., February 5, 2007 — Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its fourth quarter and full year ended December 31, 2006.
Marc Chardon, Chief Executive Officer of Blackbaud, stated, “The fourth quarter was a solid finish to a successful year in which the company exceeded each of its key revenue and profitability targets. In particular, revenue grew a solid 15% in 2006 as the company approached the $200 million annual revenue level, while full year non-GAAP operating margins were 29%, the highest since the Company went public in 2004.” Chardon added, “We believe there continues to be a large market opportunity across the breadth of our industry-leading product suite. For the full year 2006, sales of our core solutions grew by over 10%, while market acceptance and strong demand drove sales growth of over 40% for our suite of new solutions. In addition, we are very excited about our recently announced acquisitions of Target Software and Target Analysis, which make Blackbaud an undisputed market leader in direct response marketing for the non-profit sector, a significant new market opportunity for us that also adds further critical mass to our rapidly growing subscription-based revenue. The combination of these factors makes us optimistic about our outlook for 2007.”
For the quarter ended December 31, 2006, Blackbaud reported total revenue of $49.6 million, an increase of 15% compared with the fourth quarter of 2005. License revenue increased 4% to $8.2 million, subscriptions increased 46% to $3.1 million, services revenue increased 18% to $14.8 million, and maintenance increased 15% to $21.3 million, compared with the same period in 2005.
Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (“GAAP”), were $12.4 million and $8.6 million, respectively, for the fourth quarter of 2006 compared with income from operations of $8.7 million and net income of $6.2 million in the same period last year. GAAP diluted earnings per share were $0.19 for the quarter ended December 31, 2006, compared with $0.14 in the same period last year.
For the quarter ended December 31, 2006, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $14.1 million, an increase of 20% compared with the same period last year. Non-GAAP net income was $9.0 million for the quarter ended December 31, 2006, an increase of 23% compared with the same period last year. Non-GAAP diluted earnings per share were $0.20 for the quarter ended December 31, 2006, an increase of 25% compared with $0.16 in the same period last year.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Blackbaud had cash and cash equivalents of $67.8 million at December 31, 2006, an increase of $13.5 million compared to the end of the prior quarter. The increase in cash was primarily the result of strong cash flow from operations. For the full year 2006, Blackbaud generated $63.0 million in cash from operations, an increase of 21% compared with the same period in 2005. Cash from operations in 2006 would have shown growth of 46% on a year-over-year basis if the positive impact of excess tax benefits on the exercise of stock options in 2005 were reclassified as cash from financing activities in that period consistent with the 2006 presentation, as required by FAS 123R. To finance the acquisition of the Target companies on January 16, Blackbaud used approximately $30 million of its cash and an additional $30 million from its credit line.
Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “2006 was a record year from a profitability and cash flow perspective. It is this performance that enables Blackbaud to continue executing its capital management program to maximize returns for stockholders, in addition to providing the funds to execute acquisitions such as the Target companies that we believe will optimize our growth and long-term position in the non-profit sector.”
Full Year 2006 Results
For the year ended December 31, 2006, Blackbaud reported total revenue of $192.0 million, an increase of 15% compared with 2005. License revenue increased 8% to $32.5 million, subscriptions increased 50% to $10.7 million, services revenue increased 16% to $61.2 million, and maintenance increased 14% to $81.3 million, all compared with the full year 2005.

Blackbaud’s income from operations and net income, determined in accordance with GAAP, were $47.7 million and $30.5 million, respectively, for the full year 2006 compared with income from operations of $45.7 million and net income of $33.3 million in 2005. GAAP diluted earnings per share were $0.68 for the year ended December 31, 2006, compared with $0.72 in the same period last year.
For the year ended December 31, 2006, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $55.8 million, an increase of 21% compared with the full year 2005. Non-GAAP net income was $34.8 million for the quarter ended December 31, 2006, an increase of 22% compared with the full year 2005. Non-GAAP diluted earnings per share were $0.77 for the full year ended December 31, 2006, an increase of 22% compared with $0.63 in the full year 2005.
First Quarter Dividend
Blackbaud announced today that its Board of Directors has approved an increase in its annual dividend from $0.28 to $0.34 per share and declared a first quarter dividend of $0.085 per share payable on March 15, 2007 to stockholders of record on February 28, 2007.
Conference Call Details
Blackbaud will host a conference call today, February 5, 2007, at 5:00 p.m. (EST) to discuss the Company’s financial results, operations and related matters. To access this call, dial 877-502-9272 (domestic) or 913-981-5581 (international). A replay of this conference call will be available through February 12, 2007, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 5158416. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.
About Blackbaud
Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. Approximately 16,000 organizations — including the American Red Cross, Dartmouth College, WGBH Educational Foundation, Episcopal High School, Lincoln Center, Cancer Research UK, Special Olympics, United Way of America and the Arthritis Foundation — use one or more of Blackbaud products and consulting services for fundraising, financial management, Web site management, school administration, and ticketing.
Blackbaud’s solutions include The Raiser’s Edge®, Team Approach®, The Financial Edge™, The Education Edge™, The Patron Edge®, Blackbaud®NetCommunity™ , The Information Edge™, WealthPoint™, ProspectPoint™ and donorCentrics™ as well as a wide range of consulting, analytical and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and has operations in Cambridge, Massachusetts; Toronto, Ontario; Glasgow, Scotland; London, England; and Sydney, Australia. For more information, visit www.blackbaud.com.
Blackbaud, the Blackbaud logo, The Raiser’s Edge, Team Approach, The Financial Edge, The Education Edge, The Patron Edge, Blackbaud NetCommunity, The Information Edge, The Researcher’s Edge, WealthPoint, ProspectPoint and donorCentics are trademarks or registered trademarks of Blackbaud, Inc.
Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; adoption of our products and services by nonprofits; risk associated with management of growth; risk associated with the ability to attract and retain key personnel; successful implementation of multiple integrated software products; lengthy sales and implementation cycles, particularly in larger organizations; risks related to our dividend policy and stock repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends and stock repurchases; risk associated with product concentration; economic conditions and seasonality; competition; risks associated with management of growth; management of integration with Target Software and Target Analysis and other risks associated with acquisitions; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud’s investor relations department.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross profit, non-GAAP operating income and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with amortization of intangibles arising from business combinations, stock-based compensation expense and certain tax-related adjustments.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
INVESTOR CONTACT:
Tim Dolan
Integrated Corporate Relations
203-682-8200

MEDIA CONTACT:
Melanie Milonas
Blackbaud, Inc.
melanie.milonas@blackbaud.com
843.216.6200 x3307
SOURCE: Blackbaud, Inc.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

		December 31,
(in thousands, except share amounts)	2006	2005

Assets
Current assets:
Cash and cash equivalents	$67,783	$22,683
Cash, restricted	518	—
Accounts receivable, net of allowance of $1,268 and $1,100 at December 31, 2006 and 2005, respectively	29,505	25,577
Prepaid expenses and other current assets	8,507	8,741
Deferred tax asset, current portion	4,129	7,600

Total current assets	110,442	64,601
Property and equipment, net	10,524	8,700
Deferred tax asset	62,302	71,487
Goodwill	2,518	2,208
Intangible assets, net	7,986	396
Other assets	48	106

Total assets	$193,820	$147,498

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$5,863	$4,683
Accrued expenses and other current liabilities	16,047	15,806
Deferred acquisition costs, current portion	518	—
Deferred revenue	72,015	59,459

Total current liabilities	94,443	79,948
Deferred acquisition costs, long-term portion	271	—
Long-term deferred revenue	1,874	1,279

Total liabilities	96,588	81,227

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 49,205,522 and 47,529,836 shares issued at December 31, 2006 and 2005, respectively	49	48
Additional paid-in capital	88,409	73,583
Deferred compensation	—	(6,497)
Treasury stock, at cost; 4,743,895 and 4,267,313 shares at December 31, 2006 and 2005, respectively	(69,630)	(60,902)
Accumulated other comprehensive income	232	92
Retained earnings	78,172	59,947

Total stockholders’ equity	97,232	66,271

Total liabilities and stockholders’ equity	$193,820	$147,498

Blackbaud, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except share and per share amounts)	2006	2005	2006	2005
Revenue
License fees	$8,219	$7,915	$32,500	$29,978
Services	14,819	12,537	61,242	52,606
Maintenance	21,256	18,556	81,335	71,308
Subscriptions	3,117	2,139	10,742	7,167
Other revenue	2,149	1,794	6,140	5,237

Total revenue	49,560	42,941	191,959	166,296

Cost of revenue
Cost of license fees	566	1,214	2,260	4,380
Cost of services (of which $129, $40, $531, $269 in the three months ended December 31, 2006 and 2005 and in the years ended December 31, 2006 and 2005, respectively, was stock-based compensation expense)	8,818	7,419	33,717	28,409
Cost of maintenance (of which $33, $5, $117, $33 in the three months ended December 31, 2006 and 2005 and in the years ended December 31, 2006 and 2005, respectively, was stock-based compensation expense)	3,295	2,979	13,225	10,926
Cost of subscriptions (of which $6, $0, $19, $0 in the three months ended December 31, 2006 and 2005 and in the years ended December 31, 2006 and 2005, respectively, was stock-based compensation expense)	585	347	2,360	1,472
Cost of other revenue	1,958	1,837	5,709	4,943

Total cost of revenue	15,222	13,796	57,271	50,130

Gross profit	34,338	29,145	134,688	116,166

Operating expenses
Sales and marketing (of which $180, $35, $813, $217 in the three months ended December 31, 2006 and 2005 and in the years ended December 31, 2006 and 2005, respectively, was stock-based compensation expense)	11,333	8,220	41,405	33,491
Research and development (of which $184, $20, $746, $139 in the three months ended December 31, 2006 and 2005 and in the years ended December 31, 2006 and 2005, respectively, was stock-based compensation expense)	5,466	5,380	23,118	21,138
General and administrative (of which $968, $2,928, $5,174, $(343) in the three December 31, 2006 and 2005 and in the years ended December 31, 2006 and 2005, respectively, was stock-based compensation expense (benefit))	4,953	6,820	21,757	15,795
Amortization	190	8	699	18

Total operating expenses	21,942	20,428	86,979	70,442

Income from operations	12,396	8,717	47,709	45,724
Interest income	719	194	1,584	964
Interest expense	(12)	(12)	(48)	(49)
Other (expense) income, net	(42)	40	(238)	6

Income before provision for income taxes	13,061	8,939	49,007	46,645
Income tax provision	4,456	2,752	18,499	13,344

Net income	$8,605	$6,187	$30,508	$33,301

Earnings per share
Basic	$0.20	$0.15	$0.70	$0.78
Diluted	$0.19	$0.14	$0.68	$0.72

Common shares and equivalents outstanding
Basic weighted average shares	43,728,144	42,422,014	43,320,096	42,559,342
Diluted weighted average shares	44,898,635	44,658,872	44,668,476	46,210,099
Dividends per share	$0.07	$0.05	$0.28	$0.20

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Years ended December 31,
(in thousands)	2006	2005

Cash flows from operating activities
Net income	$30,508	$33,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,709	2,684
Provision for doubtful accounts and sales returns	1,673	822
Stock-based compensation expense	7,400	624
Amortization of deferred financing fees	48	48
Deferred taxes	12,165	9,014
Excess tax benefit on exercise of stock options	—	8,611
Changes in assets and liabilities, net of acquisition
Accounts receivable	(5,235)	(6,830)
Prepaid expenses and other assets	266	(6,773)
Trade accounts payable	1,147	2,045
Accrued expenses and other current liabilities	94	(57)
Deferred revenue	11,180	8,357

Net cash provided by operating activities	62,955	51,846

Cash flows from investing activities
Purchase of property and equipment	(4,654)	(4,160)
Purchase of net assets of acquired companies	(6,146)	(1,013)

Net cash used in investing activities	(10,800)	(5,173)

Cash flows from financing activities
Payments on capital lease obligations	—	(44)
Proceeds from exercise of stock options	7,883	3,627
Excess tax benefit on exercise of stock options	6,041	—
Purchase of treasury stock	(8,728)	(60,902)
Dividend payments to stockholders	(12,283)	(8,517)

Net cash used in financing activities	(7,087)	(65,836)

Effect of exchange rate on cash and cash equivalents	32	(298)

Net increase (decrease) in cash and cash equivalents	45,100	(19,461)
Cash and cash equivalents, beginning of year	22,683	42,144

Cash and cash equivalents, end of year	$67,783	$22,683

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)
(In thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2006	2005	2006	2005

GAAP revenue	$49,560	$42,941	$191,959	$166,296

GAAP gross profit	$34,338	$29,145	$134,688	$116,166

Non-GAAP adjustments:
Add back: Stock-based compensation expense	168	45	667	302

Non-GAAP gross profit	$34,506	$29,190	$135,355	$116,468

Non-GAAP gross profit margin	70%	68%	71%	70%

GAAP income from operations	$12,396	$8,717	$47,709	$45,724
Non-GAAP adjustments:
Add back: Stock-based compensation expense	1,500	3,028	7,400	315
Add back: Amortization of intangibles from business combinations	190	8	699	18

Total Non-GAAP adjustments	1,690	3,036	8,099	333

Non-GAAP income from operations	$14,086	$11,753	$55,808	$46,057

Non-GAAP operating margin	28%	27%	29%	28%

GAAP net income	$8,605	$6,187	$30,508	$33,301
Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	1,690	3,036	8,099	333
Add back: Tax impact related to Non-GAAP adjustments	(1,297)	(1,917)	(3,772)	(4,977)

Non-GAAP net income	$8,998	$7,306	$34,835	$28,657

GAAP shares used in computing diluted earnings per share	44,899	44,659	44,668	46,210
Non-GAAP adjustments:
Add back: Incremental shares related to dilutive securities	362	(137)	330	(569)

Shares used in computing Non-GAAP diluted earnings per share	45,261	44,522	44,998	45,641

Non-GAAP diluted earnings per share	$0.20	$0.16	$0.77	$0.63